EXHIBIT 10.4

STANDARD FORM OF OFFICE LEASE
THE REAL ESTATE BOARD OF NEW YORK, INC.

AGREEMENT OF LEASE,
made as of this 30th day of September, 1997, between Tov LLC party of the first part, hereinafter referred to as OWNER, and I.D. Systems, Inc. (a Delaware corporation currently located at 740 Broadway, New York, NY) party of the second part, hereinafter referred to as TENANT.

WITNESSETH:

         Owner hereby leases to Tenant and Tenant hereby hires from Owner part of the fourth floor designated as Suite 402 and 403 in the building known as 90 William Street in the Borough of Manhattan, City of New York (the "Building"), for the term of five (5) years three (3) months and seventeen (17) days (or until such term shall sooner cease and expire as hereinafter provided) to commence on the fifteenth (15th) day of December, 1997 and to end on the thirty-first (31st) day of March, 2003 (the "Expiration Date"), both dates inclusive, at an annual rate of (see Article 60) which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of the Owner or such other place as the Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first one (1) monthly installment(s) on the execution hereof (unless this lease be renewal).

         In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

         The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:


         1. Rent: Tenant shall pay the rent as above and as hereinafter provided (see Article 60).

         2. Occupancy: Tenant shall use and occupy demised premises for (see Article 64).

         3.       Tenant Alterations:

                  Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner (1), and to the

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provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner (2). Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensations, general liability, personal and property damage insurance as Owner may (3) require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

         4.       Maintenance and Repairs:

                  Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant of any subtenant or arising out of installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade permitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent

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such systems presently exist) serving the demised premises.(4) Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof.(5) It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in
Article 9 hereof.

         5.       Window Cleaning:

                  Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of
Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

         6.       Requirements of Law, Fire Insurance, Floor Loads:

                  Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any premises, arising out of Tenant's manner of use thereof, (including Tenant's
(6) permitted use) or, with respect to the building if arising out of Tenant's manner of use of the premises or the building (including the (6) use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's (7) satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company (8) satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person for

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property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure to the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or"make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's (9) judgement, to absorb and prevent vibration, noise and annoyance.

         7.       Subordination:

                  This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

         8.       Property Loss, Damage:

                  Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence (10) of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any

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reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

         9.       Destruction Fire and Other Casualty:

                  (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.

                  (b) If the demised premises are partially damaged or rendered partially unusable (11) by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned form the day following the casualty according to the part of the premises which is usable.

                  (c) If the demised premises are totally damaged or rendered wholly unusable (11) by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided.

                  (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and

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remedies against Tenant under the lease provisions in effect prior to such termination, any rent owning shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delay s due to adjustment of insurance claims, labor troubles and causes beyond Owner's control.(12) After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice form Owner that the premises are substantially ready for Tenant's occupancy.

                  (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting form the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same.

                  (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

         10.      Eminent Domain:

                  If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such

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property, trade fixture and equipment at the end of the term and provided further such claim does not reduce Owner's award (13).

         11.      Assignment, Mortgage, Etc.:

                  Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successor and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part hereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but not such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

         12.      Electric Current:

                  Rate and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants a agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installations and Tenant may not use any electorial equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

         13.      Access to Premises:

                  Owners or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform.(14) Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable


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hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants. If Tenants is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly (15) and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

         14.      Vault, Vault Space, Area:

                  No Vaults, vault space or area, whether or not enclosed or covered, not within the property line or the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

         15.      Occupancy:

                  Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

         16.      Bankruptcy:

                  (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and


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surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

                  (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith,notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

         17.      Default:

                  (1) If Tenant defaults in fulfilling any of the covenants of this lease including the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or nay of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under ss.235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.


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                  (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

         18.      Remedies of Owner and Waiver of Redemption:

                  In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or preparing the same for re-rental may, at owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

         19.      Fees and Expenses:

                  If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefore. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

         20.      Building Alterations and Management:

                  Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefore to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

         21.      No Representations by Owner:

                  Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

         22.      End of Term:

                  Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

         23.      Quiet Enjoyment:

                  Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

         24.      Failure to Give Possession:

                  If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

         25.      No Waiver:

                  The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

         26.      Waiver of Trial by Jury:

                  It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

         27.      Inability to Perform:

                  This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

         28.      Bills and Notices:

                  Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

         29.      Services Provided by Owners:

                  As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner and no one r than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises are serviced by Owner's air conditioning/cooling and ventilating system, air conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense. RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder.

         30.      Captions:

                  The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

         31.      Definitions:

                  The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

         32.      Adjacent Excavation-Shoring:

                  If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

         33.      Rules and Regulations:

                  Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

         34.      Security:

                  Tenant has deposited with Owner the sum of $_________ as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

         35.      Estoppel Certificate:

                  Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

         36.      Successors and Assigns:

                  The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer of director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

                  IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.


                                                    Tov, LLC
Witness for Owner:               By:
                                           -------------------------------------


------------------------------
Witness for Tenant:                                 I.D. Systems, Inc.
/s/ Patrick J. Curry             By:       /s/ Jeffrey M. Jagid 10-28-97
                                           -------------------------------------

                                 ACKNOWLEDGMENTS


CORPORATE TENANT
STATE OF NEW YORK,                  ss.:
County of New York

                  On this 28th day of October 28, 1997, before me personally came Jeffrey M. Jagid, to me know, who being by me duly sworn, did depose and say that he resides in 250 Mercer Street, NY, NY; that he is the Executive V.P. of I.D. Systems, Inc. the corporation described in and which executed the foregoing instrument as OWNER; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                                               /s/ Romy J. Jagid
                                                         -----------------------

INDIVIDUAL OWNER
STATE OF NEW YORK,                  ss.:
County of

                  On this _________ day of ___ Commission expires May 22, 1999 before me personally came _______________________________ to be known and known to me to be the individual described in and who, as OWNER, executed the foregoing instrument and acknowledged to me that __________________ he executed same.

                                                         -----------------------


CORPORATE TENANT
STATE OF NEW YORK,                  ss.:
County of

                  On this _________ day of ___, 19__, before me personally came _____________ to me known, who being by me duly sworn, did depose and say that he resides in ____________ that he is the ___________________ of
___________________ the corporation described in and which executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                                         -----------------------

INDIVIDUAL TENANT
STATE OF NEW YORK,                  ss.:
County of

                  On this _________ day of ___, 19__, before me personally came _____________ to me known to me to be the individual described in and who, as TENANT, executed the foregoing instrument and acknowledged to me that _________________ he executed the same.

                                    GUARANTY

                  FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated:

Guarantor

Witness

Guarantor's Residence

Business Address

Firm Name

STATE OF NEW YORK                           )        SS.:

COUNTY OF                                            )

                  On this __ day of _____________, 19 __, before me personally came _________ to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.



                                                      --------------------------
                                                                Notary

                             IMPORTANT - PLEASE READ

                      RULES AND REGULATIONS ATTACHED TO AND
                            MADE A PART OF THIS LEASE
                          IN ACCORDANCE WITH ARTICLE 33


         1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

         2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

         3. No carpet, rug or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

         4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

         5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premise if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant and shall be of a size, color and style acceptable to Owner.

         6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

         8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

         9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

         10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

         11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

         12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

         13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on week days, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

         14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

         15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

RIDER TO LEASE, DATED AS OF SEPTEMBER 30, 1997 BETWEEN TOV, LLC,
OWNER AND I.D. SYSTEMS, INC. TENANT FOR A TERM OF FIVE (5) YEARS,
THREE (3) MONTHS AND SEVENTEEN (17) DAYS COMMENCING DECEMBER 15,
1997 AND TERMINATING ON MARCH 31, 2003.


         37.      CONFLICTING LANGUAGE

         If any conflict shall arise between any of the provisions of this Rider and any of the terms, printed or typewritten, of the printed portion of the Lease to which this Rider is attached, all such conflicts shall be resolved in favor of the provisions of this Rider.

         38.      INTENTIONALLY OMITTED

         39.      REAL ESTATE TAX ESCALATION

                  (a) For the purposes of this Lease, the following terms shall have the following meanings:

                  i. "Real Estate Taxes" shall mean all taxes, assessments, and special assessments levied, assessed or imposed at any time by the City of New York or by any other governmental authority or any business improvement district upon or against the land and/or building of which the demised premises form a part and any rights or interests appurtenant thereto, including air rights (hereinafter referred to as the "real property"), and also all taxes and assessments levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from the real property only to the extent that same shall be in lieu of, as a substitute for, or as a substitute for any increase in, all or a portion of any of the aforesaid taxes or assessments upon or against the real property but shall not include capital gains, transfer, transfer gains, inheritance, estate, succession and give taxes. If, due to a future change in the method of taxation or in the taxing authority, a franchise, license, income, transit, profit or other tax, fee, or governmental imposition, however designated, shall be levied, assessed or imposed against Owner in lie of, as a substitute for, or as a substitute for any increase in, all or any part of said real estate taxes then such franchise, license, income, transit, profit, or other tax, fee, or governmental imposition shall be deemed to be included within the definition of Real Estate Taxes for the purposes hereof.

                  ii. "Tax Year" shall mean each 12-month fiscal period commencing July 1 and ending June 30 (or any other such period as may be adopted by the City of

                           New York as its fiscal year for computing taxes), any portion of which occurs during the term of the Lease.

                  iii. "Base Tax Amount" shall mean one half of the sum of the Real Estate Taxes due with respect to (A) the Tax Year commencing July 1, 1997 and (B) the Tax Year commencing July 1, 1998.

                  iv. "Subsequent Year" shall mean each Tax Year commencing within the term of this Lease which shall be subsequent to the Base Tax Year.

                  v. "Tenant's Proportionate Share" shall mean 3.62%. If the total floor area of the building shall be increased or decreased, Tenant's Proportionate Share shall be adjusted accordingly. Solely for the purposes of this clause (v) and of Article 52 of this Lease, the floor area of the demised premises is deemed to be 5,650 square feet and the total floor area of the building containing the demised premises is deemed to be 156,026 feet.

                  (b) (1) If, in any Subsequent Year, Real Estate Taxes shall be greater than the Base Tax Amount, then Tenant shall pay, in addition to the annual rent set forth in Article 60 of this Lease (the "fixed minimum rent") and as additional rent for such Subsequent Year, an amount (hereinafter called "Tenant's Tax Payment") equal to Tenant's Proportionate Share of such increase. Such tax payment shall be paid by Tenant notwithstanding the fact that Tenant may be exempt, in whole or in part, from the payment of any Real Estate Taxes by reason of Tenant's diplomatic, charitable, or otherwise tax exempt status, or for any other reason whatsoever.

                  (2) At any time during or after any Subsequent Year, Owner may furnish Tenant with a statement setting forth the amount of Real Estate Taxes and Tenant's Tax Payment for such Subsequent Year. Tenant shall pay Tenant's Tax Payment within fifteen (15) days of presentation by Owner of such statement calculating Tenant's Proportionate Share of the charge for the entire Tax Year. Owner shall furnish Tenant with a copy of any relevant bill for Real Estate Taxes within fifteen (15) days of Tenant's request therefor.

                  (3) In the event this Lease shall expire or be terminated on a day other than the last day of a Subsequent Year, Tenant's Tax Payment for such subsequent Year shall be prorated as of the date of such expiration or termination, so that Tenant shall be required to pay only such proportion thereof as the portion of such Subsequent Year prior to such expiration or termination bears to the entire Subsequent Year.

                  (4) In the event that, as a result of a tax appeal, the Base Tax Amount shall be reduced, the Tenant's Tax Payment shall be computed by using the Real Estate Taxes levied according to such reduced Base Tax Amount.

         40.      INTENTIONALLY OMITTED

         41.      INTENTIONALLY OMITTED

         42.      ADDITIONAL RENT

                  (a) Any statement sent to Tenant with respect to Real Estate Taxes shall be binding upon Tenant, unless, within sixty (60) days after such statement is sent, Tenant shall send a written notice to Owner objecting to such statement and specifying the respects in which such statement is claimed to be incorrect. Pending the determination of such dispute, Tenant shall pay all additional rent shown on such statement, and such payment and acceptance shall be without prejudice to Tenant's position. If such dispute is resolved in Tenant's favor, any overpayment to Owner will be refunded by Owner to Tenant within 15 days after such dispute is resolved.

                  (b) Additional rent payable by reason of increases in Real Estate Taxes shall be computed separately and shall not be aggregated.

                  (c) The expiration or termination of this Lease during any Subsequent Year for any part or all of which there is additional rent payable under this Lease shall not affect the rights or obligations of the parties thereto respecting such increase, and any statement relating to such increase may be sent to Tenant subsequent to, and all such rights and obligations shall survive, any such expiration or termination.

                  (d) Any additional rent due under this Lease shall be collectible by Owner in the same manner as the fixed minimum rent, and Owner shall have all rights with respect thereto as he has with respect to the fixed minimum rent, including all the remedies available under Article 17 with respect to rent.

                  (e) Anything in this Lease to the contrary, under no circumstances shall any rent adjustment hereunder result in a decrease in the annual rent below the fixed minimum rent set forth in this Lease.

         43.      PERSONAL LIABILITY

         Anything in this Lease to the contrary notwithstanding, Owner shall have no personal liability with respect to any of the terms and obligations of this Lease or Tenant's occupancy of the demised premises, and Tenant shall look solely to Owner's interest in the real property for the satisfaction of each and every one of the Tenant's remedies in the event of any default or breach by Owner of any of the terms, covenants and conditions of this Lease and no other property or assets of Owner shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies.

         44.      SIGNS

         Tenant shall not install or affix or permit the installation or affixation of any signs, temporary or permanent, to the exterior of the demised premises or of the building, or which are visible from the outside of the demised premises, without Owner's prior written consent which consent shall not be unreasonably withheld or delayed. Tenant may place a sign on the exterior of the door to the demised premises bearing Tenant's name and logo. In the event that Owner elects to place signs in any elevator lobby or elevator of the Building referring to any tenant, Owner shall at its expense install a similar sign referring to Tenant in the 4th floor elevator lobby and/or the elevators stopping at the 4th floor, as the case may be.

         45.      TENANT'S REMEDY

         If Owner has agreed with respect to any provision of this Lease not to unreasonably withhold or delay Owner's consent or approval and it shall be determined by appropriate judicial proceedings that Owner has violated such provisions, Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment and Tenant hereby waives any claim for money damages for such violation, including any claim by way of set-off, counterclaim or defense except that Tenant shall be entitled to recover its reasonable legal fees in any judicial proceeding which determines that Owner unreasonably withheld its consent or approval with respect to such provision provided Owner does not successfully appeal such judgment. Notwithstanding anything herein to the contrary, in the event that Tenant obtains a judgment against Owner in a judicial proceeding which is not successfully appealed determining that Owner engaged in willful misconduct in any breach of its obligations under this lease, Tenant may recover actual damages (but not consequential or punitive damages) resulting from such breach.

         46.      INSURANCE

                  (a) Tenant shall provide on or before the commencement date of the term hereof, for the benefit of Tenant a policy of Comprehensive General Liability Insurance with a Bodily Injury limit of One Million Dollars ($1,000,000.00) per individual, Two Million Dollars ($2,000,000.00) per occurrence and a property damage limit of One Hundred Thousand Dollars ($100,000.00), protecting Tenant against claims for bodily injury, or death, and property damage, including water damage, occurring in, upon, or about the demised premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies satisfactory to Owner. Such insurance may be carried under a blanket policy covering the demised premises and other locations of Tenant, if any. Prior to the time much insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of any such policy, Tenant agrees to deliver to Owner either a duplicate original of the aforesaid policy or a certificate evidencing such insurance, together with evidence of payment for the policy.

                  (b) All of the aforesaid insurance shall be in the name of Tenant and shall name Owner as additional insured, and shall contain endorsements that: (i) such insurance may not be canceled or amended with respect to Owner, except upon twenty (20) days' written notice by certified mail to Owner by the insurance company; and (ii) Tenant shall be solely responsible for payment of premiums and that Owner shall not be required to pay any premiums for such insurance. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under other provisions of this Lease.

                  (c) Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Owner to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

                  (d) Owner shall have the right to reasonably require Tenant to increase the amount of coverage under such policy or policies.

                  (e) Any delay by Owner in exercising, or failing to exercise, any right hereunder shall not be deemed a waiver of such right or of any future obligation of Tenant under this Article.

                  (f) Owner shall cause the Building to be insured for an amount and in a manner similar to the insurance carried by owners of similar office building in downtown Manhattan. Any insurance policies of Owner shall, if offered by Owner's insurer at no additional cost, contain a waiver of subrogation against Tenant.

         47.      INTENTIONALLY OMITTED

         48.      NOISE, ODOR, NUISANCE

                  (a) Tenant shall, within ten (10) days after written notice from Owner, at its own cost and expense, install control devices or adopt procedures to eliminate any unreasonable noise, odor and vibrations emanating from the demised premises.

                  (b) If such condition is not remedied within ten (10) days, Owner may, at its sole discretion, either (1) cure such condition and add the reasonable cost and expense incurred by Owner to the next monthly rental to become due as additional rent or (2) treat such failure on the part of Tenant as a material default hereunder entitling Owner to all of its remedies under this Lease and at law. In the event Owner requires Tenant to install such control devices or to adopt such procedures, the material, size and location of such installations and the procedures adopted shall be subject to the Owner's prior written consent.

                  (c) In addition to the above, Tenant agrees to install sufficient rubber matting, or any other material or padding approved by Owner, underneath any machinery operated by

Tenant on the premises to prevent any noise and vibration from affecting any other tenant or tenants in the building.

         49.      OWNER'S EXPENSES

         Any costs or expenses incurred by Owner which arise out of any violation by Tenant of any of the provisions of this Lease, including reasonable legal fees and court costs, shall be added to the next installment of rent due hereunder and shall be treated in all respects as rent. Any default by Tenant in the payment of such damages, costs or expenses shall be treated as a default in the payment of rent, and Owner shall have the same remedies with respect thereto as it has with respect to any default in payment of rent.

         50.      LATE CHARGE

                  (a) It is clearly understood and an essential element of this lease that the installments of fixed minimum rent and/or any additional rent must be paid on or before the first day of each month. Accordingly, if Tenant shall fail to pay all or any part of any installment of fixed minimum rent or additional rent by the tenth day of the month (except with respect to the first such failure during the term of the Lease for which payment is made no later than the last day of the calendar month in which the payment which was not timely paid shall have been due), Tenant shall pay to Owner, as additional rent, a late charge in an amount equal to six percent (6%) of the total amount of fixed minimum rent and/or additional rent owed.

                  (b) The late charge payable pursuant to paragraph (a) above shall be (i) payable on demand and (ii) without prejudice to any of Owner's rights and remedies hereunder, at law or in equity, for non-payment or late payment of rent or other sums, but shall be in addition to any such rights and remedies, available to Owner. No failure by Owner to insist upon the strict performance by Tenant of Tenant's obligations to pay late charges as provided in this Article shall constitute a waiver by Owner of its right to enforce the provisions of this Article in any such instance or in any instance thereafter occurring. The provisions of this Article shall not be construed in any way to extend the grace periods or notice period provided for in Article 17 of this Lease.

         51.      BROKER

         Tenant covenants, represents and warrants that Tenant has had no dealings with any broker or agent in connection with negotiations or consummation of this Lease other than Newmark & Co. Real Estate, Inc. and Tenant covenants and agrees to hold harmless and indemnify Owner from and against any and all costs, expenses (including without limitation, attorneys' fees and expenses) or liabilities arising in connection with any claim for compensation, commissions or charges claimed by any other broker or agent with respect to this Lease or the negotiation thereof.

         52.      ELECTRIC

         It is agreed and understood that Owner shall provide the electric current for the subject premises. The charge for the electric current is included in the fixed minimum rent at an annual rate of $15,537.50, said amount being computed on the basis of $2.75 per square foot. It is, however, agreed and understood that, in the event that there is an increase in the electric usage in the demised premises (determined by survey conducted by Owner at Owner's expense) or the Owner's cost in obtaining electric service for the premises, the aforesaid $2.75 per square foot rate for computing electric charge shall be adjusted commensurate with the percentage increase in the usage or cost for electricity. The Tenant acknowledges that the current electrical service provided to the demised premises, including the risers and feeders, is adequate to meet the Tenant's needs. If Tenant disputes Owner's adjustment, Tenant shall pay the adjusted electric charge reflected in Owner's adjustment pending its own audit of its electricity use which it shall have the right to conduct within 180 days of such adjustment. Tenant shall furnish Owner with its auditor's report within such 180-day period. If the electrical consultants of Owner and Tenant cannot agree on the adjustment within 30 days of the submission of such report, said consultants shall, within such 30-day period, choose a mutually acceptable consultant whose decision as to the adjustment shall be binding on both parties. Owner represents that the electrical service to the demised premises is 5 watts per square foot.

         53.      FAILURE TO SURRENDER POSSESSION

         Should Tenant remain in possession of the demised premises after the expiration of the term of this Lease or any extended term thereof, such possession shall not be deemed to extend the term of or to renew the Lease. In the event that Owner, at its option, permits Tenant to continue to occupy the demised premises as a month-to-month Tenant, Tenant shall continue in possession subject to the covenants and conditions set forth in this Lease. During any such month-to-month tenancy, or in the event of a holdover, the charge for use and occupancy of the demised premises in each calendar month or any part thereof shall be one and one-half (1.5) times the monthly rent payable by Tenant at the end of the term or any extended or modified term of the Lease, including all items of additional rent and increases in the fixed minimum rent payable pursuant to this Lease.

         54.      SUBLET, ASSIGNMENT, CONVEYANCE OF STOCK

         Supplementing Article 11 hereof, it is understood and agreed as follows:

                  (a) Subject to Owner's right to cancel and terminate the Lease as set forth in subparagraph (e) of this Article, Owner covenants and agrees that it will not unreasonably withhold or delay its consent to Tenant's assignment of this Lease or subletting of all or any portion of the demised premises to any other person, firm, or corporation, provided all of the following requirements are met:

                  i. Such assignee or subtenant shall use and occupy the demised premises for the purposes set forth in
                           Article 64 hereof and provided said use shall not lower the value or dignity of the building.

                  ii. Tenant submits a written request to Owner for Owner's consent to such assignment or subletting prior to the assignment or sublet. The request shall set out (a) the name and address of the proposed subtenant or assignee, (b) the terms and conditions of the proposed assignment or sublease, (c) the nature and character of the business of the proposed subtenant or assignee, and (d) current financial information on the proposed subtenant or assignee.

                  iii. Tenant supplies Owner with such additional information as Owner may reasonably request.

                  iv. Tenant shall not assign or sublet to anyone who at the time is a tenant, subtenant, or assignee in possession of premises in the Building or who is then negotiating with Owner for space in the Building unless there is no comparable space available at such time or anticipated to be available within the next ensuing six (6) months.

                  v. In the event of an assignment or sublet, Tenant shall remain liable for the performance of all the terms, covenants and conditions of this Lease, including the payment of fixed minimum rent and additional rent.

                  vi. In the event of an assignment, the assignee shall assume, by written instrument, in form and content reasonably satisfactory to Owner, the due performance of all of Tenant's obligations under the Lease, including any accrued obligations at the time of the assignment. In the event of a sublet, the subtenant shall execute a sublease, in form and content reasonably satisfactory to Owner, which shall provide that the subtenant shall be bound by the terms, covenants and conditions of this Lease (except with respect to the amount of rent payable under such sublease.)

                  vii. At the time of such assignment and/or sublet, this Lease must be in full force and effect without any breach or default thereunder beyond the expiration of all applicable grace and notice periods on the part of the Tenant.

                  viii. A copy of the assignment or sublease and the original assumption agreement (both in form and content reasonably satisfactory to Owner), fully executed and acknowledged by the assignee and/or sublease, together with, where appropriate a certified copy of a properly executed corporate resolution authorizing such agreement, shall be mailed to Owner within ten (10) days from the date of execution of such assignment or sublease.

                  ix. The rental (for a sublet) and/or consideration (for an assignment) payable by such subtenant or assignee shall not be less than the fair rental value of the demised premises (in the case of a sublet) and/or the fair market value of the leasehold (in the case of an assignment) at the time of such sublease or assignment.

                  x. Tenant shall reimburse Owner on demand for any reasonable costs that may have been incurred by Owner in connection with said assignment or sublease including the costs of investigating the proposed assignee or subtenant and Owner's reasonable legal costs.

                  (b) Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Owner to any assignment or sublease of the demised premises, no assignee or subtenant shall further assign this Lease or further sublet all or part of the demised premises without the prior written consent of Owner in each such case, which consent Owner shall not unreasonably withhold or delay.

                  (c) Tenant's failure to comply with all of the provisions and conditions of the Article shall, at Owner's option, render any purported assignment or subletting null and void and of no force and effect.

                  (d) Consent by Owner to any assignment or sublease shall not be deemed a waiver or relinquishment for the future of the covenant against assignment and subletting, nor shall the acceptance of any assignee as tenant be construed as releasing Tenant from the full performance of the provisions of this Lease.

                  (e) Notwithstanding anything to the contrary set forth in this Article, or elsewhere in the Lease, in the event Tenant exercises its right to assign its interest in this Lease or to sublease all or part of the demised premises as set forth in this Article, then upon receipt by Owner by certified mail, return receipt requested, of Tenant's request for Owner's consent to such assignment or sublet, together with a copy of the proposed assignment or sublease and assumption agreement as set forth in this Article, Owner shall have the following rights:

                  i. To notify Tenant within fifteen (15) days of such receipt, of Owner's (1) consent to such assignment or subletting, or (2) denial of consent, or (3) exercise of its right, herein granted, to cancel and terminate the Lease; except that if Owner requests additional information with respect to the subtenant or assignee Owner shall have fifteen (15) days from receipt of such information to make such election.

                  ii. If Tenant exercises its right to request Owner to consent to an assignment or sublet, Owner shall have the unilateral right to cancel this Lease in accordance with the provisions of this paragraph. Owner shall have the right to terminate this Lease, as of a date chosen by Owner, no earlier than two (2) months and no later than four (4) months after the date of Tenant's notification to Owner of Tenant's election to sublease or assign. If Owner exercises its option to terminate this Lease, then this Lease shall cease and terminate on the date set forth by Owner in its notice without any further liability on the part of either party to the other, except for accrued obligations to the date of termination.

                  (f) If Owner shall reasonably withhold its consent to any assignment or sublet, or exercise any of its option under this Article, Tenant shall indemnify, defend and hold Owner harmless from and against any and all loss, liability, damages, costs and expenses (including reasonable attorneys' fees) resulting from any claims that may be made against Owner by the proposed assignee or sublessee, or by any brokers or other persons claiming compensation or commissions in connection with the proposed assignment or sublease.

                  (g) Any transfer, by operation of law or otherwise, of Tenant's (or any subtenant's or assignee's) interest in this Lease (in whole or in part) or of a fifty percent (50%) or greater interest in Tenant (whether stock, partnership interest, or otherwise) shall be deemed an assignment of this Lease and subject to the provisions of Article 11 hereof. It is understood and agreed that if Tenant is a corporation, a transfer by the corporation or any shareholder(s) thereof of a majority of the issued or outstanding capital stock of Tenant, however accomplished (including a transfer accomplished by the corporation's issuance of shares in an amount greater than 50% of the outstanding shares), and whether or not in a single transaction, shall be deemed an assignment of this Lease requiring Owner's consent.

                  (h) Notwithstanding anything in the foregoing to the contrary, upon ten (10) days' notice and a copy of any relevant assignment and assumption agreement or sublease, as the case may be, Owner will consent to the assignment of this Lease or the subletting of all or any demisable part of the demised premises to any "subsidiary", "affiliate" or "successor" of Tenant provided that such subsidiary, affiliate or successor together with Tenant shall have as their combined net worth as certified by a certified public accountant in accordance with generally accepted accounting principles, consistently applied, of not less than an amount equal to the net worth of Tenant (a) at the time of execution of this Lease or (b) immediately prior to such assignment of subletting (whichever is greater). A "successor" entity shall mean any entity which succeeds by merger, consolidation or otherwise at law to all or substantially all of Tenant's business and assets. A "subsidiary" shall mean any entity 51% or more of which is owned, directly or indirectly, by Tenant. An "affiliate" shall mean any entity or group of entities which controls, is controlled by or is under common control with Tenant, control being defined for the purposes of this sentence as ownership of 51% or more of the beneficial interest in an entity or group of entities. The sale or transfer by public offering of the common stock of tenant shall not constitute an assignment under the terms of this Lease nor shall the sale of all or substantially all of the issued and outstanding voting stock constitute such an assignment.

         55.      CORPORATE AUTHORITY

         In the event that Tenant is a corporation, Tenant represents that the individual who is executing this Lease on behalf of Tenant is an officer of said corporation and is duly authorized by the other officers and/or the Board of Directors of the corporation to execute this Lease on behalf of the corporation and, upon execution, is authorized to bind the corporation to the terms and conditions set forth in this Lease.

         56.      ACCEPTANCE OF PREMISES

         Owner is not required to perform any work on the demised premises, and Tenant accepts the demised premises in their "as is" condition (except for the separate work letter annexed hereto).

                  (A)      POSSESSION

         The "Commencement Date" shall be the earlier of the following: A) the date upon which Tenant or any subtenant takes occupancy of the demised premises or any portion thereof for the conduct of its business; or B) December 15, 1997.

                  (B)      CONDITION OF THE DEMISED PREMISES

         Tenant has examined the demised premises and agrees to accept possession of the demised premises in the condition which shall exist on the date hereof "as is", and further agrees that Owner shall have no obligation to perform any work, supply any materials, incur any expenses or make any installations, in order to prepare the demised premises for Tenant's occupancy, other than work performed by Owner as described in the separate work letter annexed hereto ("Owner's Work"). The taking of possession of the demised premises by Tenant shall be conclusive evidence as against Tenant, that, at the time such possession was so taken, the demised premises and the building were in good and satisfactory condition, and that substantial completion of Owner's Work, if any has occurred subject to "punch list" items and latent defects. Owner's Work shall be substantially completed prior to the Commencement Date.

         57.      CONTINUATION OF DEFAULT PROVISIONS

         Those provisions on the front page of this Lease and otherwise in this Lease concerning defaults by Tenant under any other Lease between Tenant and Owner shall apply to any and all other leases between Owners and Tenant, whether or not such leases are subsidiary to this Lease or for space adjacent to the premises.

         58.      AIR CONDITIONING

         Prior to installing any new or additional mechanical air conditioning unit or units in the premises, Tenant shall first obtain Owner's written consent which shall not be unreasonably withheld or delayed. Under penalty of damages and forfeiture, the Tenant herein shall not install any mechanical air conditioning plant or individual or collective units using water unless the unit or units are equipped with a water conserving device, such as an evaporative condenser, water colling tower, or other similar apparatus. Tenants shall also warrant and ensure that the air conditioner and any connections thereto, will be free of leaks and will be maintained solely by Tenant.

         59.      SIGNATURE OF OWNER

         It is specifically understood and agreed that this Lease is offered to the Tenant for signature by the managing agent of the building, solely in its capacity as such agent and subject to the Owner's acceptance and approval, and that the Tenant has hereunto affixed its signature with the understanding that the said Lease shall not in any way bind the Owner or its agent until such time as the same had been approved and executedb by the Owner and delivered to the Tenant.

         60.      MINIMUM RENTAL

         The basic minimum rental for the subject premises shall be throughout the entire term of the Lease:

                  i. $4,826.04 per month from the Commencement Date through and including June 14, 1998;

                  ii. $8,357.29 per month from June 15, 1998 thought and including December 31, 1998;

                  iii. $108,480.00 per annum ($9,040.00 per month) from January 1, 1999 (the "First Change Date") through and including the day preceding the first anniversary of the First Change Date;

                  iv. $116,898.50 per annum ($9,741.54 per month) from the first anniversary of the First Change Date through and including the day preceding the second anniversary of the First Change Date;

                  v. $125,599.50 per annum ($10,466.63 per month) from the second anniversary of the First Change Date through and including the day preceding the third anniversary of the First Change Date;

                  vi. $128,901.36 per annum ($10,741.74 per month) from the third anniversary of the First Change Date through and including the Expiration Date;

all of which shall be paid in equal monthly installments due on the first (1st) day of each month in advance. Said annual rate includes the charge for electric service at the subject premises at an annual rate of $15,537.50. Owner represents that Tenant shall not be obligated to pay its proportionate share of any operating expenses of Owner as part of any escalation provision pursuant to this lease.

         61.      INTENTIONALLY OMITTED

         62.      ADVANCE RENT

         Tenant shall pay to Owner, on or before the execution of this lease (a) the sum of $4,826.04, being the first monthly installment of basic minimum rental hereunder, and (b) the sum of $21,483.48 which shall, barring any default in any respect by Tenant, be applied to the basic monthly rental for the last two months of the term of this lease. If Tenant defaults under this lease, then Owner may opt to otherwise apply the aforesaid sum of $21,483.48, in whole or in part, to losses or expenses incurred by Owner as a result of Tenant's default, and, in such case, Owner shall preserve its right to collect the fixed minimum rent for the last two months of the term in addition to all other losses or expenses incurred by Owner.

         Notwithstanding the foregoing, in lieu of paying Owner $21,483.48 upon execution of this lease, Tenant may furnish Owner with an unconditional, clean, irrevocable "evergreen" letter of credit, payable on sight, in form and substance satisfactory to Owner issued by a bank which is a member of the New York City Clearing House Association and delivered to Owner. Owner may present such letter of credit for payment on the occurrence of any default by Tenant hereunder after notice and the expiration of any cure period herein set forth (except if such default shall be due to Tenant's failure to deposit a subsequent or extension letter of credit in accordance with the terms of this Article in which case no notice need be given and no cure or grace period need be allowed). Such letter of credit shall have an expiration date that is not earlier than forty-five (45) days after the expiration of this lease. If, notwithstanding that the letter of credit on deposit with Owner is to be an "evergreen" letter of credit, same shall for any reason whatsoever expire or have an expiration date earlier than forty-five (45) days after the expiration date to this lease, then a subsequent or extension letter of credit in the amount of the then existing letter of credit and otherwise in form and substance reasonably acceptable to Owners shall be delivered by Tenant to Owner at least thirty (30) days prior to the expiration date of the letter of credit it is replacing (time being of the essence). The failure to deliver any subsequent or extension letter of credit shall constitute a material default hereunder for which no notice need be given, and for which no grace or cure period be allowed (notwithstanding anything herein to the contrary) and the letter of credit then in effect may be presented for payment and negotiated notwithstanding that no other default may then exist under this lease and upon such presentment and negotiation the default for

Tenant's failure to so deliver shall have been cured. The proceeds of the letter of credit that is so negotiated shall be held by Owner in accordance with
Article 34 hereof.

         63.      DISHONORED PAYMENTS

                  (a) If any payment of fixed minimum rent, additional rent or any other payment payable hereunder by Tenant is tendered by check and said check is dishonored for any reason whatsoever, Tenant shall pay to Owner, upon demand, the sum of $150.00 representing the administrative charge for processing the check.

                  (b) If during any 12-month period three (3) checks for any payment of rent, additional rent or any other payment payable hereunder tare dishonored for any reason whatsoever, then, in addition to any and all other remedies set forth in this Lease, Owner may demand that Tenant pay, as additional advance rent, an amount equal to one month's fixed minimum rent at the time of the dishonoring of the check on each occasion that a check is dishonored during the 12-month period commencing on the day the first such check is dishonored. If, upon demand, said additional advance rent is not paid, same shall constitute a serious and substantial default under this Lease permitting Owner to pursue any appropriate default remedies as set forth herein or as otherwise may be permissible under law.

         64.      USE

         It is expressingly agreed and understood that Tenant shall use the demised premises only as executive and administrative offices, for an engineering laboratory and for conduct of Tenant's business and for no other purpose. Particularly, under no circumstances shall the demised premises be used, at any time, for residential purposes.

         65.      CLEANING AND RUBBISH REMOVAL

         Tenant agrees to be responsible for the cleaning and removal of rubbish from the demised premises to the place on the floor containing the same designated by Owner. Owner shall cause such rubbish to be regularly removed from such designated place to the outside of the building.

         66.      INTENTIONALLY OMITTED

         67.      PRE-WIRING

         Tenant acknowledges that the pre-wiring of Tenant's space for all services including Telecom, LAN and electricity was done by Owner for convenience purposes only. Owner does not warrant that the wiring systems will work with Tenant's systems nor does the Owner take responsibility for any repair that may become necessary during Tenant's occupancy. In addition, Owner takes no responsibility for loss or damage to Tenant's business, services or systems due to the non-functioning of errors caused by the wiring systems in the space or the Building.

         68.      TAX INCENTIVE PROGRAM

         Owner shall reasonably cooperate with Tenant in the event that Tenant seeks to apply for a real property tax abatement or other tax or expense reduciton pursuant to the Lower Manhattan Plan (1995 NY A.B. 8028) provided, however, that Owner shall not be required to incur any costs in connection therewith. Tenant agrees that it shall pay all reasonable fees and expenses incurred or to be in connection with such application including, without limitation, any application fees and/or filing fees and all fees and disbursements for professional services utilized by Owner in connection therewith including, without limitation, legal, accountant's and clerical fees.

         69.      DIRECTORY LISTINGS

         Tenant shall be entitled to ten (10)) line directory listings on any tenants' directory in the lobby of the building.

         70.      OVERTIME A/C

         Tenant shall be entitled to the use of after hours air conditioning. Tenant must advise Owner at least four (4) hours in advance of the time it shall be required. Tenant agrees to pay Owner's established charge for providing such after hours air conditioning. Owner represents that its current charges for such air conditioning is $40 per hour.

WORK LETTER ANNEXED TO LEASE, DATED AS OF SEPTEMBER 30, 1997 BETWEEN TOV, LLC, OWNER AND I.D. SYSTEMS, INC. TENANT FOR A TERM OF FIVE (5) YEARS, THREE
(3) MONTHS AND SEVENTEEN (17) DAYS COMMENCING DECEMBER 145, 1997 AND TERMINATING ON MARCH 31, 2003

                  IT IS AGREED AND UNDERSTOOD that the following work will be provided by the Owner in a workman-like and building standard manner in connection with the annexed Lease:

         1.       Install doors (including closet doors) throughout the demised premises.
         2.       Remove wall between rooms 9 and 10 to create conference room.
                  All existing, small and angled walls in this new conference room shall be removed.
         3.       Install a door below room 4 and install a glass panel next to door.  This glass panel may be one of the glass panels that is existing in the premises.
         4.       Install main entry double doors and second entry double doors.
         5.       Install a new counter top and new sink in room 8 and remove all old cabinets in this room.
         6.       Remove cabinets and shelves in room 12. Tenant will reuse
                  shelves and brackets from this room in another location in premises.
         7.       Salvage all existing wood doors and install matching wood
                  doors to offices that do not have doors.
         8        Remove all built-in cabinets in rear of space.
         9.       In room 11, install door where the closet would have been, as per plan.
         10.      Install clear glass windows looking into LAB in rooms 1,2, 11
                  & 12 as per spaces on the fifth floor of building.
         11.      Install a coat closet in main reception as per plan.
         12.      Repair and paint and existing ceiling tiles white.
         13.      Install new parabolic lighting throughout the entire premises.
         14.      Paint the entire premises with building standard paint in
                  Owner's standard colors (as selected by Tenant).
         15.      Carpet the entire premises except for LAB area labeled on plan using building standard carpet in Owner's standard colors (as selected by Tenant). In this uncarpeted LAB area, Landlord shall clean cement floor and apply a clear laminate. (Shared area on plan represents uncarpeted area.)
         16.      Remove the extended angled wall outside room 12.
         17.      Install building standard blinds through the premises.
         18.      Pre-wire the entire space for LAN for phones and computers
                  (exact locations to be determined by Tenant).
         19.      Upgrade common hallway consistent in appearance and quality with work on the 5th floor of building.

                  IT IS AGREED AND UNDERSTOOD that Owner shall provide not other work in connection with the annexed Lease unless otherwise agreed to by and between the parties in writing.

                 SECOND RIDER TO LEASE, as of September 30, 1997
                          BETWEEN Tov, L.L.C. Owner and
                              I.D. Systems, Tenant

INSERTS TO PRINTED FORM

         The following language is hereby inserted where indicated by letters in the printed form;

         1.       , which consent shall not be unreasonably withheld or delayed,
         2. , which approval shall not be unreasonably withheld or delayed. The foregoing notwithstanding, Owner's consent shall not be required with respect to painting, wall coverings, floor coverings and similar type decorations.
         3.       reasonably
         4. Owner shall comply with all laws, orders and regulations or governmental entities in effect on the Commencement Date affecting buildings generally and the Unit specifically which require structural repairs or alterations to the Unit or the demised premised.
         5. Owner shall use commercially reasonably efforts to minimize interference with Tenant's business operations by reason of such repairs, alterations, additions or improvements performed by Owner.
         6.       manner of
         7.       reasonable
         8.       reasonably
         9.       reasonable
         10. (or with respect to injury or damage to persons or property, the willful misconduct of Owner)
         11.      or inaccessible
         12. notwithstanding the foregoing, if, any time, 50% or more of the demised premises is damaged or destroyed by such casualty and if the demised premises are not substantially repaired prior to the date that is 180 days after the date of such casualty (the "Substantial Completion Date"), Tenant may, upon thirty (30) days' prior notice to Owner given within 30 days after the Substantial Completion Date, terminate this lease, in which event this lease shall terminate 30 days after the giving of such notice if the demised premises are not substantially repaired within such thirty (30) day notice period.
         13. , but Tenant may make a separate claim for moving expenses and its trade fixtures and personal property provided that same does not reduce Owner's recovery
         14. Except in the event of emergency or where entry is required by law, Owner shall give Tenant reasonable advance notice which may, without limitation, be by fax or delivery to the premises. Owner agrees that while exercising said right of entry it will use reasonable efforts not to unreasonably interfere with Tenant's use of the premises.

         15. (but Owner shall only use force in an emergency or if Tenant shall refuse entry (and if such use of force shall be lawful) or if Tenant shall have vacated the premises)
         16.      reasonable
         17. beyond the expiration of all applicable notice and grace periods
         18. , except to the extent expressly provided herein. Owner shall use commercially reasonable efforts to minimize interference with Tenant's business operations by reason of such repairs, alterations, additions or improvements (but Owner shall have no obligation to employ labor at premium overtime rates in connection therewith).
         19. subject to the completion and Tenant's inspection of the work to be performed by Owner pursuant to the Work Letter attached hereto
         20.      or Tenant
         21. Owner represents that the Building and the demised premises will be accessible (and that the Building will be manned by security personnel) 24 hours per day, 7 days per week.